Exhibit 99.1

The Cannabist Company Reports Third Quarter 2023 Results

NEW YORK, N.Y., November 14, 2023 – The Cannabist Company Holdings Inc. (NEO: CBST) (OTCQX: CBSTF) (FSE: 3LP) (“The Cannabist Company” or the “Company”), one of the largest and most experienced cultivators, manufacturers and retailers of cannabis products in the U.S., today reported its financial and operating results for the third quarter ended September 30, 2023. All financial information presented in this release is in U.S. GAAP and in thousands of U.S. dollars, unless otherwise noted.

Third Quarter 2023 U.S. GAAP Financial Highlights (in $ thousands, excl. margin items):

	Q3 2023	Q2 2023	Q3 2022	% QoQ	% YoY
Revenue	$129,183	$129,244	$132,733	0.0%	-2.6%
Gross Profit	$37,142	$52,122	$52,135	-28.7%	0.0%
Adj. Gross Profit[1,2]	$50,275	$52,158	$56,895	-3.6%	-8.3%
Adj. Gross Margin[1,2]	38.9%	40.4%	42.9%	-144 bps	-395 bps
Income (Loss) from Operations	$(19,330)	$49	$(18,710)	N/A	N/A
Adj. EBITDA[1,2]	$20,493	$20,316	$20,993	0.9%	-2.4%
Adj. EBITDA Margin[1,2]	15.9%	15.7%	15.8%	14 bps	5 bps
Net Income (Loss)	$(36,180)	$(29,037)	$(38,303)	N/A	N/A

[1]

Denotes a Non-GAAP measure. See “Non-GAAP Financial Measures” in this press release for more information regarding the Company’s use of non-GAAP financial measures, as well as Table 4 for reconciliation, where applicable.

[2]

Excludes $13.1 million in Q3 2023, $36 thousand in Q2 2023, and $4.8 million in Q3 2022; see the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023 for additional disclosure.

“The third quarter results demonstrate consistent execution, with stable revenue of more than $129 million and Adjusted EBITDA of more than $20 million, in a complicated quarter rife with corporate actions and changes to the business reflecting our first independent partial quarter,” said Nicholas Vita, CEO of The Cannabist Company. “In July, we announced the mutual agreement to terminate the pending merger agreement after 16 months, and immediately announced corporate restructuring and operational changes to launch the Company into our next chapter, focused on resetting manufacturing priorities, managing the balance sheet, and beginning the process of restructuring elements of COGS to drive gross margin improvement in 2024. Less than two months later, we announced the transition from Columbia Care to The Cannabist Company, which is a reflection of where our organization and the market are heading, as we continue to innovate and differentiate in an ever-evolving industry”.

He continued, “As we continue to optimize our footprint and prioritize markets that are driving profitability and growth, we are preparing to capitalize on the embedded growth in our portfolio, with additional retail locations expected to open in Maryland, New Jersey, New York, Ohio, and Virginia beginning in 2024. We are also growing the wholesale program and are targeting enhanced margin through increased facility utilization and greater branded product sales. We will continue to make progress, as we did in the third quarter, toward proactively managing our balance sheet and improving liquidity. We are excited for the road ahead as The Cannabist Company and look forward to providing updates on our progress.”

Top 5 Markets by Revenue in Q3[3]: Colorado, Maryland, New Jersey, Ohio, Virginia

Top 5 Markets by Adjusted EBITDA in Q3[3]: Maryland, New Jersey, Ohio, Pennsylvania, Virginia

[3]	Markets are listed alphabetically

Operational Highlights

Enhancing scale and optimizing strategic retail network:

•	Wholesale revenue increased 3.3% sequentially to $15.7 million, as new wholesale program was established late in the quarter

•	Retail revenue was flat sequentially, with outsize growth in Maryland and an increase in overall transactions offset by a decline in average basket size across the portfolio

•

Maryland revenue increased 55% sequentially, with the start of adult use sales on July 1, 2023; one additional Maryland retail location is in development, one existing retail location will be relocated and expanded in 1H2024

•	New Jersey’s two active retail locations remain among the top dispensaries in the Company’s portfolio; a third New Jersey retail location is in development for 1H2024

•

In Q3 2023, the Company opened one Cannabist location in Suffolk, Virginia, bringing the total active store count to 86; Virginia remains a top market by revenue and adjusted EBITDA, with 10 retail locations in operation and 2 more in development for 1H2024

Driving cultivation expertise and continued improvements:

•

The Company sees continued gains in operational efficiency and productivity, with the overall cultivated cost per gram continuing to show improvement, with a 9% reduction YoY; multiple markets also saw improved potency through strict adherence to standard operating procedures

•

The Company now counts more than 70 high potency strains (25% THC or higher) throughout the portfolio, which affords our flower a premium price in the market as we continue to see a higher percentage of the portfolio in the high potency, branded category that commands premium pricing; has enabled the launch of higher potency brands like Triple Seven in new markets

•

Cultivation improvements and standardization represent significant opportunity to improve gross margin further through continued reduction in cost per cultivated gram; the Company continues to optimize production planning, genetics selection, environmental controls and plant management across the cultivation portfolio to support market demand

•

Improvement in cultivation efficiency and standardization supports introduction of upgraded brands, such as Triple Seven, Classix, Amber, Press, Hedy and Seed & Strain, to drive future pricing improvements and wholesale demand

Sustained momentum on branding initiatives at retail and product levels:

•	On September 19, the Company unveiled a new name and brand identity, evolving from Columbia Care Inc. to The Cannabist Company Holdings Inc.

•	In Q3 2023, launched various new form factors of award-winning brands across our national portfolio, including Amber, Press 2.0, and Triple Seven

•	In-house brands accounted for over 60% of all flower sold at The Cannabist Company owned dispensaries in Q3 2023; owned brands made up 50% of sales in Q3 2023

•	There are 36 Cannabist locations in the U.S., with additional openings planned in 2024

Capital Markets & Liquidity Highlights

•	The Company ended the quarter with $60.3 million in cash, compared to $37.0 million in Q2 2023, an increase of over 60%

•

In Q3 2023, operating cash flow was $1.8 million as the Company continues to focus on cash flow generation – enabling us to reach our 2024 financial target of positive operating cash flow one quarter early

•	Capital expenditure of $2.5 million in the quarter for new store opening and manufacturing upgrades ahead of anticipated growth of wholesale program

•	On August 1, the Company announced voluntary delisting of shares from the Canadian Securities Exchange “CSE”, which was effective as of August 2; the Cboe Canada remains the Company’s primary exchange

•	With the Company’s name change to The Cannabist Company, shares began trading under new ticker symbols of CBST on the Cboe Canada and CBSTF on OTC Markets in September

•

On September 21, the Company closed on a US $25 million unit offering at a price of C$1.52 per share, the proceeds from which were used on October 23 to effect a partial redemption of $25 million of the $38.2 million outstanding 13% notes due May 2024; the reduction in principal represents an annualized reduction in interest expense of $3.25 million

•

Including the impact of the organizational changes announced on July 31, 2023 and the integration of Green Leaf Medical, LLC, since December 2022, the Company has eliminated over $38 million, net, in annual operating expenses, while also improving organizational design to accelerate decision-making and leverage scale in markets more effectively

•	The Company has signed definitive agreements, subject to closing conditions, to divest its Utah license and retail location for $6.6 million

•

As announced contemporaneously today, the Company’s Board of Directors authorized a normal course issuer bid (the “NCIB”) to repurchase up to 15 million of its issued and outstanding Common Shares, but in no event to exceed $5 million in total over the course of the NCIB. The NCIB is subject to the approval of the Cboe Canada Exchange (the “CBOE”) and will be in effect for up to the next 12 months

•	The Company intends to pursue additional alternatives to reduce debt, reduce interest expense and extend maturities on the remaining instruments due 2024, 2025, and 2026

Conference Call and Webcast Details

The Company will host a conference call on Tuesday, November 14, 2023 at 8:00 a.m. ET to discuss financial and operating results for the third quarter of 2023.

To access the live conference call via telephone, participants must pre-register at https://register.vevent.com/register/BI0f19b43d1bda451cb50bdff776665b09. After registering, instructions will be shared on how to join the call for those who wish to dial in. A live audio webcast of the call will also be available in the Investor Relations section of the Company’s website at https://investors.cannabistcompany.com/ or at https://edge.media-server.com/mmc/p/7ub538yd.

A replay of the audio webcast will be available in the Investor Relations section of the Company’s website approximately 2 hours after completion of the call and will be archived for 30 days.

About The Cannabist Company (f/k/a Columbia Care)

The Cannabist Company, formerly known as Columbia Care, is one of the largest and most experienced cultivators, manufacturers and providers of cannabis products and related services, with licenses in 16 U.S. jurisdictions. The Company operates 125 facilities including 94 dispensaries and 31 cultivation and manufacturing facilities, including those under development. Columbia Care, now The Cannabist Company, is one of the original multi-state providers of cannabis in the U.S. and now delivers industry-leading products and services to both the medical and adult-use markets. In 2021, the Company launched Cannabist, its retail brand, creating a national dispensary network that leverages proprietary technology platforms. The company offers products spanning flower, edibles, oils and tablets, and manufactures popular brands including Seed & Strain, Triple Seven, Hedy, gLeaf, Classix, Press, and Amber. For more information, please visit www.cannabistcompany.com.

Non-GAAP Financial Measures

In this press release, The Cannabist Company refers to certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Adjusted Gross Margin. The Cannabist Company considers certain non-GAAP measures to be meaningful indicators of the performance of its business. These measures are not recognized measures under GAAP, do not have a standardized meaning prescribed by GAAP and may not be comparable to (and may be calculated differently by) other companies that present similar measures. Accordingly, these measures should not be considered in isolation from nor as a substitute for our financial information reported under GAAP. These non-GAAP measures are used to provide investors with supplemental measures of our operating performance and thus highlight trends in our business that may not otherwise be apparent when relying solely on GAAP measures. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented. We also recognize that securities analysts, investors and other interested parties frequently use non-GAAP measures in the evaluation of companies within our industry.

With respect to non-GAAP financial measures, the Company defines EBITDA as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense and debt amortization. Adjusted EBITDA is defined as EBITDA before (i) share-based compensation expense; (ii) goodwill and intangible impairment, (iii) adjustments for acquisition and other non-core costs; (iv) gain on remeasurement of contingent consideration, net, (v) fair value changes on derivative liabilities; and (vi) fair value mark-up for acquired inventory. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue. Adjusted Gross Profit is defined as gross profit before the fair mark-up for acquired inventory. Adjusted Gross Margin is defined as gross margin before the fair mark-up for acquired inventory.

The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures are included in this press release and a further discussion of some of these items will be contained in our quarterly report on Form 10-Q.

Caution Concerning Forward-Looking Statements

This press release contains certain statements that constitute forward-looking information or forward looking statements within the meaning of applicable securities laws and reflect the Company’s current expectations regarding future events. Statements concerning The Cannabist Company’s objectives, goals, strategies, priorities, intentions, plans, beliefs, expectations and estimates, and the business, operations, financial performance and condition of the Company are forward-looking statements. The words “believe”, “expect”, “anticipate”, “estimate”, “intend”, “may”, “will”, “would”, “could”, “should”, “continue”, “plan”, “goal”, “objective”, and similar expressions and the negative of such expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward looking statements in this press release include, among others, statements related to: expectations related to growth, cost management and financial numbers including free cash flow; our ability to continue to reduce corporate SG&A, reduce leverage, enhance cash flow from operations and drive innovation through technology and product/brand development; the planned opening of additional Cannabist locations; the Company’s ability to reduce debt, reduce interest expense and extend maturities of its outstanding debt; and ongoing business expectations.

The Company has made assumptions with regard to its ability to execute on initiatives, which although considered reasonable by the Company, may prove to be incorrect and are subject to known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied by any forward-looking information. Forward-looking information involves numerous assumptions, including the fact that cannabis remains illegal under federal law; the application of anti-money laundering laws and regulations to the Company; legal, regulatory or political change to the cannabis industry; access to the services of banks; access to public and private capital for the Company; unfavorable publicity or consumer perception of the cannabis industry; expansion into the adult-use markets; the impact of laws, regulations and guidelines; the impact of Section 280E of the Internal Revenue Code; the impact of state laws pertaining to the cannabis industry; the Company’s reliance on key inputs, suppliers and skilled labor; the difficulty of forecasting the Company’s sales; constraints on marketing products; potential cyber-attacks and security breaches; net operating loss and other tax attribute limitations; the impact of changes in tax laws; the volatility of the market price of the common shares of the Company; reliance on management; litigation including existing claims and those which may surface from time to time; future results and financial projections; the impact of global financial conditions and disease outbreaks; projected revenue and expected gross margins, capital allocation, EBITDA break even targets and other financial results; growth of the Company’s operations via expansion; statements relating to the business and future activities of, and developments related to, the Company after the date of this press release, including such things as future business strategy, competitive strengths, goals, expansion and growth of the Company’s business, operations and plans; expectations that planned transactions will be completed as previously announced; expectations regarding cultivation and manufacturing capacity; expectations regarding receipt of regulatory approvals; expectations that licenses applied for will be obtained; potential future legalization of adult-use and/or medical cannabis under U.S. federal law; expectations of market size and growth in the U.S. and the states in which the Company operates; expectations for other economic, business, regulatory and/or competitive factors related to the Company or the cannabis industry generally; the impact of the Company’s plans to reduce debt, reduce interest expense and extend maturities of its outstanding debt; and other events or conditions that may occur in the future.

Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then current expectations. Holders of securities of the Company are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of management of the Company at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Securityholders should review the risk factors discussed under “Risk Factors” in The Cannabist Company’s Form 10-K for the year ended December 31, 2022, as filed with the applicable securities regulatory authorities and as also described from time to time in other documents filed by the Company with U.S. and Canadian securities regulatory authorities.

The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. In particular, but without limiting the foregoing, disclosure in this press release as well as statements regarding the Company’s objectives, plans and goals, including future operating results and economic performance may make reference to or involve forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. A number of factors could cause actual events, performance or results to differ materially from what is projected in the forward-looking statements. No undue reliance should be placed on forward-looking statements contained in this press release. Such forward-looking statements are made as of the date of this press release. The Cannabist Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The Company’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Investor Contact

Lee Ann Evans

SVP, Capital Markets

investors@cannabistcompany.com

Media Contact

Lindsay Wilson

SVP, Communications

media@cannabistcompany.com

TABLE 1 - CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in US $ thousands, except share and per share figures, unaudited)

		Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	June 30, 2022	September 30, 2022
Revenue	$129,183	$129,244	$124,535	$129,571	$132,733
Cost of sales	(92,041)	(77,122)	(77,454)	(78,723)	(80,462)
Cost of sales related to business combination fair value adjustments to	—	—	—	—	(136)

Gross profit	37,142	52,122	47,081	50,848	52,135
Selling, general and administrative expenses	(56,472)	(52,073)	(55,350)	(72,956)	(70,845)

Profit / (loss) from operations	(19,330)	49	(8,269)	(22,108)	(18,710)
Other income (expense), net	(14,553)	(22,781)	(17,614)	(13,445)	(13,018)
Income tax benefit (expense)	(2,297)	(6,305)	(10,689)	(18,702)	(6,575)

Net income (loss)	(36,180)	(29,037)	(36,572)	(54,255)	(38,303)
Net income (loss) attributable to non-controlling interests	545	(174)	768	(427)	(2,872)

Net income (loss) attributable to Columbia Care shareholders	$(36,725)	$(28,863)	$(37,340)	$(53,828)	$(35,431)
Weighted average common shares outstanding - basic and diluted	409,113,721	405,782,234	401,438,546	394,023,144	399,227,935
Earnings per common share attributable to Columbia Care shareholders - basic and diluted	$(0.09)	$(0.07)	$(0.09)	$(0.14)	$(0.09)

TABLE 2 - CONDENSED CONSOLIDATED BALANCE SHEET (SELECT ITEMS)

(in US $ thousands, unaudited)

		Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Cash	$60,273	$36,997	$40,159	$48,154	$50,023
Total current assets	230,829	248,555	238,479	237,177	208,515
Property and equipment, net	326,725	328,026	348,581	357,993	370,820
Right of use assets	222,351	207,129	210,751	219,895	259,655

Total assets	948,394	951,990	973,021	994,726	1,371,578
Total current liabilities	197,268	227,471	172,363	203,118	178,015
Total liabilities	797,608	797,194	791,696	787,823	870,701
Total equity	150,786	154,796	181,325	206,903	500,877

Total liabilities and equity	$948,394	$951,990	$973,021	$994,726	$1,371,578

TABLE 3 - CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in US $ thousands, unaudited)

		Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Net cash provided by (used in) operating activities	$1,809	$(313)	$(3,405)	$5,152	$(16,770)
Net cash provided by (used in) investing activities	24,253	237	(2,552)	(3,369)	(14,276)
Net cash provided by (used in) financing activities	$(804)	$(3,086)	$(2,037)	$(3,652)	$(371)

TABLE 4 - RECONCILIATION OF US GAAP TO NON-GAAP MEASURES

(in US $ thousands, unaudited)

		Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	June 30, 2022	September 30, 2022
Net income (loss)	$(36,180)	$(29,037)	$(36,572)	$(54,255)	$(38,303)
Income tax (benefit) expense	2,297	6,305	10,689	18,702	6,575
Depreciation and amortization	17,929	14,615	15,063	20,058	21,808
Net interest and debt amortization	14,500	13,785	13,671	11,499	14,339

EBITDA (Non-GAAP)	$(1,454)	$5,668	$2,851	$(3,996)	$4,419
Share-based compensation	$8,321	$3,468	$6,515	$7,678	$6,597
Goodwill and intangible impairment	—	—	—		—
Adjustments for other acquisition and non-core costs	13,561	11,180	6,968	14,727	10,084
Gain on remeasurement of contingent consideration, net	—	—	—	—	—
Fair value changes on derivative liabilities	25	—	30	(6,380)	(243)
Fair value mark-up for acquired inventory	—	—	—	—	136

Adjusted EBITDA (Non-GAAP)	$20,453	$20,316	$16,364	$12,029	$20,993